FOR IMMEDIATE RELEASE                                        (SPSS COMPANY LOGO)
Contact: Janine Warell, SPSS
312-261-6535
jwarell@spss.com

             SPSS REPORTS RECORD THIRD QUARTER REVENUE AND EARNINGS
         NEW LICENSE REVENUE GROWTH DRIVES INCREASE IN OPERATING INCOME

CHICAGO, USA, October 30, 2007 -SPSS Inc. (NASDAQ:SPSS), a worldwide provider of predictive analytics software, today announced results for the quarter and nine months ended September 30, 2007. The company reported record third quarter revenues of $72.3 million, a 12 percent increase from $64.7 million in the third quarter of 2006. New license revenues were $34.5 million, up 15 percent from $30.0 million in the third quarter of 2006. Operating income increased 29 percent to $12.5 million, or 17 percent of total revenues, from $9.6 million, or 15 percent of total revenues, in the third quarter of 2006. Reported operating income for the third quarter of 2007 includes $1.2 million in charges related to the previously announced R&D facility closures and consolidation.

Diluted earnings per share (EPS) in the 2007 third quarter were a record $0.41, compared to $0.28 for the same period last year. These results included charges for share-based compensation of $1.0 million and $1.9 million in the third quarter of 2007 and 2006, respectively.

"In the third quarter, we saw growth in all major geographies driven by solid new license revenue," said SPSS president and CEO Jack Noonan. "Contributing to this improvement were strong sales of our statistics and data mining products, as well as several larger predictive analytic solutions deals. With the benefits of predictive analytics increasingly recognized in the marketplace along with the proven value of SPSS products, we remain positive about the future."

Revenues for the nine months ended September 30, 2007 totaled $211.4 million, an 11 percent increase from $190.4 million in the same period last year. New license revenues were $101.8 million, up 14 percent from $89.2 million in the 2006 nine-month period. Operating income increased 54 percent to $34.8 million, or 16 percent of total revenues, from $22.6 million, or 12 percent of total revenues, for the same period in 2006. Operating income in 2007 includes charges of $1.9 million for restructuring and R&D facility closures. Charges for share-based compensation were $5.5 million and $5.0 million in the first nine months of 2007 and 2006, respectively. EPS for the 2007 nine-month period was $1.16, compared to $0.63 for the same period in 2006. The effective income tax rate for the 2007 nine-month period was 39 percent, compared with a 37 percent effective tax rate in the same period last year.

Cash at September 30, 2007 was $297.1 million, up from $140.2 million on December 31, 2006. Cash flow from operations for the nine months ended September 30, 2007 totaled $51.5 million compared with $26.0 million for the same period last year.

OUTLOOK AND GUIDANCE

"Strong revenue growth combined with the benefits from our ongoing productivity improvement efforts resulted in record earnings and operating margin for the 2007 third quarter despite the charges for restructuring and facility closures," said Raymond Panza, SPSS executive vice president and CFO. "Looking ahead, we remain focused on building upon the momentum of our revenue growth and further operational efficiencies to ensure we continue to capitalize on the increasing market adoption of predictive analytic technologies."

Panza added, "We expect revenues for the 2007 fourth quarter of between $74.0 million and $76.0 million with reported EPS in the range of $0.34 to $0.40. EPS for the 2007 fourth quarter includes estimated charges of $0.06 for share-based compensation and $0.09 related to the previously announced R&D facility closures that will be completed by year-end. For the 2007 fiscal year, the total costs recognized relative to the restructuring and R&D facilities consolidations are estimated to be $5.0 million. It is expected that the resulting savings realized during 2008 will exceed those restructuring costs. Earnings guidance assumes an effective income tax rate of 39 percent for fourth quarter and fiscal year."

CONFERENCE CALL

The company will host a conference call at 5 p.m. CT/6 p.m. ET on October 30, 2007, to discuss its financial results. The live call will be broadcast online at www.spss.com/invest. Those interested in participating in the live call should dial 888-396-2356 in the United States and 617-847-8709 internationally. The live call pass-code is 59820382. A replay will be available via phone for one week after the call. To access it, participants should dial in the United States 888-286-8010 or 617-801-6888 internationally. Access code 82305419 is required for the replay. An archived version of the call will also be made available online at www.spss.com/invest approximately two hours after the live call.

ABOUT SPSS INC.

SPSS Inc. (Nasdaq: SPSS) is a leading global provider of predictive analytics software and solutions. The company's predictive analytics technology improves business processes by giving organizations forward visibility for decisions made every day. By incorporating predictive analytics into their daily operations, organizations become Predictive Enterprises--able to direct and automate decisions to meet business goals and achieve a measurable competitive advantage. More than 250,000 public sector, academic, and commercial customers rely on SPSS technology to help increase revenue, reduce costs, and detect and prevent fraud. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For more information, please visit www.spss.com.

SAFE HARBOR STATEMENT

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company's expectations, beliefs, intentions or future strategies that are signified by the words "expects," "anticipates," "intends," "believes," "estimates" or similar language. All forward-looking statements included in this document are based on information available to the Company on the date hereof. The Company cautions investors that its business and financial performance and the matters described in these forward-looking statements are subject to substantial risks and uncertainties. Because of these risks and uncertainties, some of which may not be currently ascertainable and many of which are beyond the Company's control, actual results could differ materially from those expressed in or implied by the forward-looking statements. The potential risks and uncertainties that could cause results to differ materially include, but are not limited to: the Company's ability to predict revenue, the Company's ability to respond to rapid technological changes, a potential loss of relationships with third parties from whom the Company licenses certain software, fluctuations in currency exchange rates, the impact of new accounting pronouncements, increased competition and risks associated with product performance and market acceptance of new products. A detailed discussion of other risk factors that affect the Company's business is contained in the Company's Annual Reports on Form 10-K, particularly under the heading "Risk Factors." The Company does not intend to update these forward-looking statements to reflect actual future events.

                           SPSS INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)

                                                          Three Months Ended
                                                            September 30,          % of Total
                                                      --------------------------     Revenue
                                                                           Yr/Yr   ----------
                                                        2007      2006    % Chg.   2007   2006
                                                      -------   -------   ------   ----   ----
Net revenues:
   License                                            $34,477   $30,013      15%    48%    47%
   Maintenance                                         28,475    27,970       2%    39%    43%
   Services                                             9,328     6,701      39%    13%    10%
                                                      -------   -------            ---    ---
Net revenues                                           72,280    64,684      12%   100%   100%
                                                      -------   -------            ---    ---
Operating expenses:
   Cost of license and maintenance revenues             4,277     4,253       1%     6%     7%
   Sales, marketing and services                       35,176    31,448      12%    49%    49%
   Research and development                            11,822    11,414       4%    16%    18%
   General and administrative                           8,555     7,935       8%    12%    11%
                                                      -------   -------            ---    ---
Operating expenses                                     59,830    55,050       9%    83%    85%
                                                      -------   -------            ---    ---
Operating income                                       12,450     9,634      29%    17%    15%
                                                      -------   -------            ---    ---
Other income (expense):
   Net interest income                                  2,302       929     148%     3%     1%
   Gain on divestiture of Sigma-series product line        --     1,000    -100%     0%     2%
   Other                                                 (190)   (2,621)   -93%      0%    -4%
                                                      -------   -------            ---    ---
Other income (expense)                                  2,112      (692)     NM      3%    -1%
                                                      -------   -------            ---    ---
Income before income taxes                             14,562     8,942      63%    20%    14%
Income tax expense                                      6,190     3,189      94%     8%     5%
                                                      -------   -------            ---    ---
Net income                                            $ 8,372   $ 5,753      46%    12%     9%
                                                      =======   =======            ===    ===
Basic net income per common share                     $  0.44   $  0.29      52%
Diluted net income per common share                   $  0.41   $  0.28      46%

Share data:
Shares used in basic per share computation             19,071    19,697      -3%
Shares used in diluted per share computation           20,304    20,649      -2%

                           SPSS INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)

                                                                         Nine Months Ended
                                                                            September 30,           % of Total
                                                                    ----------------------------     Revenue
                                                                                           Yr/Yr   -----------
                                                                      2007       2006     % Chg.   2007   2006
                                                                    --------   --------   ------   ----   ----
Net revenues:
   License                                                          $101,815   $ 89,198      14%    48%    47%
   Maintenance                                                        87,850     81,461       8%    42%    43%
   Service                                                            21,703     19,730      10%    10%    10%
                                                                    --------   --------            ---    ---
Net revenues                                                         211,368    190,389      11%   100%   100%
                                                                    --------   --------            ---    ---
Operating expenses:
   Cost of license and maintenance revenues                           13,070     12,449       5%     7%     6%
   Cost of license and maintenance revenues -- software write-off         --      1,283      NM     --      1%
   Sales, marketing and services                                     101,839     93,405       9%    48%    49%
   Research and development                                           36,444     37,332      -2%    17%    20%
   General and administrative                                         25,245     23,312       8%    12%    12%
                                                                    --------   --------            ---    ---
Operating expenses                                                   176,598    167,781       5%    84%    88%
                                                                    --------   --------            ---    ---
Operating income                                                      34,770     22,608      54%    16%    12%
                                                                    --------   --------            ---    ---
Other income (expense):
   Net interest income                                                 5,557      1,934     187%     3%     1%
   Gain on divestiture of Sigma-series product line                       --      1,000    -100%     0%     1%
   Other                                                              (1,535)    (4,682)    -67%    -1%    -3%
                                                                    --------   --------            ---    ---
Other income (expense)                                                 4,022     (1,748)     NM      2%    -1%
                                                                    --------   --------            ---    ---
Income before income taxes                                            38,792     20,860      86%    18%    11%
Income tax expense                                                    15,078      7,718      95%     7%     4%
                                                                    --------   --------            ---    ---
Net income                                                          $ 23,714   $ 13,142      80%    11%     7%
                                                                    ========   ========            ===    ===
Basic net income per common share                                   $   1.24   $   0.67      85%
Diluted net income per common share                                 $   1.16   $   0.63      84%
Share data:
Shares used in basic per share computation                            19,152     19,642      -2%
Shares used in diluted per share computation                          20,512     20,885      -2%

                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                     SEPTEMBER 30,   DECEMBER 31,
                                                          2007           2006
                                                     -------------   ------------
ASSETS
Current assets
   Cash and cash equivalents                            $297,074      $140,203
   Accounts receivable, net                               47,773        53,814
   Inventories, net                                          747           752
   Deferred income taxes                                   4,176         3,784
   Prepaid income taxes                                    3,319         3,285
   Other current assets                                    4,954         4,692
                                                        --------      --------
      Total current assets                               358,043       206,530

Net property, equipment and leasehold improvements        17,825        17,708
Capitalized software development costs, net               34,533        31,583
Goodwill                                                  41,891        41,923
Intangibles, net                                           3,325         3,470
Deferred income taxes                                     25,282        28,714
Other noncurrent assets                                    6,868         2,566
                                                        --------      --------
      Total assets                                      $487,767      $332,494
                                                        ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable                                     $  6,599      $  6,496
   Income and value added taxes payable                   11,854        10,249
   Deferred revenues                                      76,604        73,483
   Other accrued liabilities                              23,467        24,203
                                                        --------      --------
      Total current liabilities                          118,524       114,431

Long-term debt                                           150,000            --
Noncurrent deferred income taxes                             637           795
Noncurrent deferred revenue                                  740           745

Stockholders' equity
   Common Stock                                              191           198
   Additional paid-in capital                            181,211       205,912
   Accumulated other comprehensive income (loss)           2,594        (1,335)
   Retained earnings                                      33,870        11,748
                                                        --------      --------
      Total stockholders' equity                         217,866       216,523
                                                        --------      --------
      Total liabilities and stockholders' equity        $487,767      $332,494
                                                        ========      ========

                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                            NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                           -------------------
                                                                             2007       2006
                                                                           --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                              $ 23,714   $ 13,142
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization                                          13,137     12,747
      Deferred income taxes                                                   7,676      2,630
      Excess tax benefit from share-based compensation                       (5,361)    (4,340)
      Amortization of share-based compensation                                5,543      5,028
      Write-off of software                                                      --      1,283
      Gain on sale of product line                                               --     (1,000)
      Changes in assets and liabilities:
         Accounts receivable                                                  8,208     (3,468)
         Inventories                                                             12        135
         Prepaid and other assets                                              (146)       491
         Accounts payable                                                       (39)    (2,454)
         Accrued expenses                                                    (1,299)      (681)
         Income taxes                                                           914     (1,137)
         Deferred revenue                                                       296      1,624
      Other                                                                  (1,116)     1,952
                                                                           --------   --------
Net cash provided by operating activities                                    51,539     25,952
                                                                           --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                      (4,600)    (4,231)
   Capitalized software development costs                                   (10,540)    (9,407)
   Proceeds from the divestiture of Sigma-series product line                    --      1,000
                                                                           --------   --------
Net cash used in investing activities                                       (15,140)   (12,638)
                                                                           --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of long-term debt                                 150,000         --
   Debt issuance costs                                                       (4,281)        --
   Purchases of common stock                                                (49,998)        --
   Proceeds from stock option exercises and employee stock purchase plan     15,611     18,530
   Tax benefit from stock option exercises                                    5,361      4,340
   Net repayments under line-of-credit agreements                                --     (3,372)
                                                                           --------   --------
Net cash provided by financing activities                                   116,693     19,498
                                                                           --------   --------
Effect of exchange rates on cash                                              3,779      2,308
                                                                           --------   --------
Net change in cash and cash equivalents                                     156,871     35,120
Cash and cash equivalents at beginning of period                            140,203     84,408
                                                                           --------   --------
Cash and cash equivalents at end of period                                 $297,074   $119,528
                                                                           ========   ========

                           SPSS INC. AND SUBSIDIARIES
                 SUPPLEMENTAL INFORMATION--EFFECT OF SHARE-BASED
                        COMPENSATION ON OPERATING INCOME
                     (IN THOUSANDS, EXCEPT PERCENT AMOUNTS)
                                   (UNAUDITED)

                                                                   Three Months Ended September 30,
                                              -------------------------------------------------------------------------
                                                                                                  Adjusted To Exclude
                                                Reported--GAAP      Share-Based Compensation   Share-Based Compensation
                                              -------------------   ------------------------   ------------------------
                                                2007       2006           2007      2006            2007       2006
                                              --------   --------       -------   -------         --------   --------
Net revenues                                   $72,280    $64,684       $    --   $    --          $72,280   $64,684
                                               -------    -------       -------   -------          -------   -------
Operating expenses:
   Cost of license and maintenance revenues      4,277      4,253            --        --            4,277     4,253
   Sales, marketing and services                35,176     31,448             4       321           35,172    31,127
   Research and development                     11,822     11,414             7       312           11,815    11,102
   General and administrative                    8,555      7,935           990     1,272            7,565     6,663
                                               -------    -------       -------   -------          -------   -------
Operating expenses                              59,830     55,050         1,001     1,905           58,829    53,145
                                               -------    -------       -------   -------          -------   -------
Operating income                               $12,450    $ 9,634       $(1,001)  $(1,905)         $13,451   $11,539
                                               =======    =======       =======   =======          =======   =======
Operating income as % of revenues                   17%        15%                                      19%       18%
                                               =======    =======                                  =======   =======
Diluted net income per common share            $  0.41    $  0.28       $ (0.03)  $ (0.06)         $  0.44   $  0.34
                                               =======    =======       =======   =======          =======   =======

                                                                   Nine Months Ended September 30,
                                              -------------------------------------------------------------------------
                                                                                                  Adjusted To Exclude
                                                Reported--GAAP      Share-Based Compensation   Share-Based Compensation
                                              -------------------   ------------------------   ------------------------
                                                2007       2006           2007      2006            2007       2006
                                              --------   --------       -------   -------         --------   --------
Net revenues                                  $211,368   $190,389       $    --   $    --         $211,368   $190,389
                                              --------   --------       -------   -------         --------   --------
Operating expenses:
   Cost of license and maintenance revenues     13,070     12,449            --        --           13,070     12,449
   Cost of license and maintenance
      revenues -- software write-off                --      1,283            --        --               --      1,283
   Sales, marketing and services               101,839     93,405           959     1,362          100,880     92,043
   Research and development                     36,444     37,332           967       921           35,477     36,411
   General and administrative                   25,245     23,312         3,617     2,745           21,628     20,567
                                              --------   --------       -------   -------         --------   --------
Operating expenses                             176,598    167,781         5,543     5,028          171,055    162,753
                                              --------   --------       -------   -------         --------   --------
Operating income                              $ 34,770   $ 22,608       $(5,543)  $(5,028)        $ 40,313   $ 27,636
                                              ========   ========       =======   =======         ========   ========
Operating income as % of revenues                   16%        12%                                      19%        15%
                                              ========   ========                                 ========   ========
Diluted net income per common share           $   1.16   $   0.63       $ (0.17)  $ (0.15)        $   1.33   $   0.78
                                              ========   ========       =======   =======         ========   ========

NOTE - SHARE-BASED COMPENSATION

ON JANUARY 1, 2006, THE COMPANY ADOPTED THE PROVISIONS OF SFAS NO. 123(R), SHARE-BASED PAYMENT ("SFAS NO. 123(R)" OR THE "STATEMENT") USING THE MODIFIED PROSPECTIVE METHOD. SFAS NO. 123(R) FOCUSES PRIMARILY ON ACCOUNTING FOR TRANSACTIONS IN WHICH AN ENTITY OBTAINS EMPLOYEE SERVICES IN SHARE-BASED PAYMENT TRANSACTIONS. PRIOR TO THE ADOPTION OF SFAS NO. 123(R), THE COMPANY FOLLOWED THE INTRINSIC VALUE METHOD IN ACCORDANCE WITH APB NO. 25 TO ACCOUNT FOR ITS EMPLOYEE STOCK OPTIONS AND SHARE-BASED AWARDS ISSUED BEFORE 2006. THE COMPANY HAS PROVIDED THE EFFECTS OF SHARE-BASED COMPENSATION TO SHOW THE COMPARABLE YEAR EFFECTS OF SHARE-BASED COMPENSATION AND THE RELATED EFFECTS ON OPERATING INCOME AND DILUTED NET INCOME PER COMMON SHARE THEREBY FACILITATING YEAR OVER YEAR COMPARISONS.